Exhibit 99.1

Emergent BioSolutions Secures $62.4 Million Contract Modification for BAT® [Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) – (Equine)] to Bolster U.S. Biodefense Supply

GAITHERSBURG, Md., June 23, 2025(GLOBE NEWSWIRE) -- Emergent BioSolutions Inc. (NYSE: EBS) today announced it has been awarded a $62.4 million contract modification from the Administration for Strategic Preparedness and Response (ASPR), a division of the United States Department of Health and Human Services (HHS) for BAT® [Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) – (Equine)]. The modification has been made to the existing 10-year contract with ASPR (75A50119C00075) whereby Emergent will supply BAT®, an antitoxin used in the treatment of symptomatic botulism following suspected or confirmed exposure to botulinum neurotoxin serotypes A, B, C, D, E, F, or G in both adults and pediatric patients.

"The ongoing commitment by the U.S. government to stockpile BAT® reinforces the importance of Emergent's medical countermeasures to help protect military and civilian populations," said Paul Williams, senior vice president, head of products business, global government & public affairs at Emergent. "We are proud to harness our North American supply chain and capabilities to deliver life-saving solutions that safeguard public health and strengthen global emergency preparedness.”

This update is a critical step toward preserving access to medical countermeasures to address potential biological threats from botulism. The types and quantities of products that should be maintained in a stockpile will depend on the population requiring protection, the products available for meeting the threat, as well as government resources and priorities.

About BAT® [Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) – (Equine)]

BAT® is a mixture of immune globulin fragments indicated for the treatment of symptomatic botulism following documented or suspected exposure to botulinum neurotoxin serotypes A, B, C, D, E, F, or G in adults and pediatric patients. The effectiveness of BAT is based solely on efficacy studies conducted in animal models of botulism.

The Warnings and Precautions for BAT include:

•Severe hypersensitivity reactions, including anaphylaxis, as well as delayed allergic reactions, including serum sickness may occur following BAT administration. Prepare for monitoring and management of allergic reactions.
•Infusion reactions. These reactions may be related to the infusion rate of BAT.
•Interference with blood glucose testing. Because BAT contains maltose, interference with non-glucose specific blood sugar testing systems can occur. Use glucose-specific testing systems.

Exhibit 99.1

•Transmissible infections agents. BAT is made from equine plasma and may contain infectious agents, e.g. viruses.

There is no human or animal data for use of BAT during pregnancy. BAT should only be given to pregnant and nursing women if the potential benefits outweigh the potential risks. It is not known whether BAT is excreted in human milk. The safety and efficacy of BAT has not been established in pediatric and geriatric populations. Only limited safety data exists for pediatric populations.

The most common adverse reactions observed in ≥5% of healthy volunteers in clinical trials were headache, nausea, pruritus, and urticaria. The most common adverse reactions reported in ≥1% of patients in a clinical study were pyrexia, rash, chills, nausea, and edema. One serious adverse reaction of hemodynamic instability was observed in one patient in the clinical study.

Please see full Prescribing Information for BAT for additional safety information.

About Emergent BioSolutions
At Emergent, our mission is to protect and save lives. For over 25 years, we’ve been at work preparing those entrusted with protecting public health. We deliver protective and life-saving solutions for health threats like smallpox, mpox, botulism, Ebola, anthrax and opioid overdose emergencies. To learn more about how we help prepare communities around the world for today’s health challenges and tomorrow’s threats, visit our website and follow us on LinkedIn, X, Instagram, Apple Podcasts and Spotify.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding the development, availability, and government procurement of BAT® are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “should,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs, and expectations regarding future events based on information that is currently available. We cannot guarantee that any forward-looking statement will be accurate. Readers should realize that if underlying assumptions prove inaccurate or if known or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events, or circumstances. Readers should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the U.S. Securities and Exchange Commission, when evaluating our forward-looking statements.

Exhibit 99.1

Investor Contact:
Richard S. Lindahl
Executive Vice President, CFO
lindahlr@ebsi.com

Media Contact:
Assal Hellmer
Vice President, Communications
mediarelations@ebsi.com